As filed with the Securities and Exchange Commission on February 26, 2015	Registration No. 333- ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

Lion Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

_________________

Nevada (State or other jurisdiction of incorporation or organization)	75-3254381 (I.R.S. Employer Identification Number)

21900 Burbank Blvd, Third Floor,

Woodland Hills, California 91367

(818) 992-3126

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Elma Hawkins, Ph.D.

Lion Biotechnologies, Inc.

21900 Burbank Boulevard, Third Floor

Woodland Hills, California 91367

(818) 992-3126

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With copies to:

Istvan Benko

Dale E. Short

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-200418

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

_________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.000041666 par value per share	$8,100,000	$941.22

(1)	The Registrant previously registered securities with a proposed maximum aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-200418) filed by the Registrant on November 20, 2014 and declared effective by the Securities and Exchange Commission on December 10, 2014 (the “Prior Registration Statement”). As of the date hereof, a balance of $65,500,000 of such securities remains to be offered and sold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, an additional amount of common stock having a proposed maximum aggregate offering price of $8,100,000 including shares issuable upon exercise of the underwriters’ option to purchase additional shares, is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement . In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

EXPLANATORY NOTE

Lion Biotechnologies, Inc., a Nevada corporation (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-200418) filed by the Company on November 20, 2014 and declared effective by the Securities and Exchange Commission on December 10, 2014 (the “Prior Registration Statement”). The Company is filing this Registration Statement to register an additional $8,100,000 of the Company’s securities.

The contents of the Prior Registration Statement, including the prospectus contained therein, and any and all prospectus supplements and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be part of this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on February 26, 2015.

LION BIOTECHNOLOGIES, INC.

By:	/s/ ELMA HAWKINS
Elma Hawkins, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 26, 2015.

Signature	Title

/s/ ELMA HAWKINS	Chief Executive Officer
Elma Hawkins	(Principal Executive Officer)

/s/ MICHAEL HANDELMAN	Chief Financial Officer
Michael Handelman	(Principal Financial and Accounting Officer)

/s/ MERRILL A. McPEAK*	Director
Merrill A. McPeak

/s/ JAY VENKATESAN*	Director
Jay Venkatesan

/s/ SANFORD J. HILLSBERG*	Director
Sanford J. Hillsberg

/s/ RYAN D. MAYNARD	Director
Ryan D. Maynard

*By: /s/ ELMA HAWKINS
Elma Hawkins, Ph.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of Weinberg & Company

24.1	Powers of Attorney (included in registrant’s Registration Statement on Form S-3 (File No. 333-200418) filed with the Securities and Exchange Commission on November 20, 2014 and incorporated herein by reference